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                                                                   EXHIBIT 23(b)

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of International Paper Company of our report dated February 5, 1998 relating to the 1997 Union Camp Corporation consolidated financial statements, which appears on page 9 of Union Camp Corporation's Annual Report on Form 10-K/A-2 for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 26 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

                                     By: /s/ PRICEWATERHOUSECOOPERS LLP
                                     -------------------------------------------
                                     PRICEWATERHOUSECOOPERS LLP

New York, New York
March 29, 1999